                                                                     Exhibit 2.2



================================================================================






                          AGREEMENT AND PLAN OF MERGER


                                  by and among

                             MICROFIELD GROUP, INC.

                                       and

                               VSI ACQUISITION CO.

                                       and

                                  VELAGIO, INC.

                                       and

                                KURT A. UNDERWOOD

                                       and

                      TSI TELECOMMUNICATION SERVICES, INC.



                         DATED AS OF SEPTEMBER 15, 2003






================================================================================

                                TABLE OF CONTENTS

Article 1      Definitions.............................................................  1
Article 2      The Merger..............................................................  6
   2.1      The Merger.................................................................  6
   2.2      Effective Time.............................................................  6
   2.3      Articles of Incorporation of Surviving Corporation.........................  6
   2.4      Bylaws of Surviving Corporation............................................  6
   2.5      Directors and Officers of Surviving Corporation............................  6
   2.6      Conversion of Velagio Stock................................................  6
   2.7      Indemnification Escrow.....................................................  7
   2.8      Procedure for Payment......................................................  7
   2.9      Unregistered Shares........................................................  8
   2.10     Stock Certificate Legends..................................................  8
   2.11     Appointment of Representative..............................................  8
   2.12     Registration Rights........................................................  8
   2.13     Velagio Options............................................................  9
Article 3      Representations and Warranties of Velagio and Velagio Shareholders...... 10
   3.1      Organization............................................................... 10
   3.2      Capitalization............................................................. 10
   3.3      Subsidiaries............................................................... 10
   3.4      Authorization; Binding Agreement........................................... 10
   3.5      Governmental Approvals..................................................... 11
   3.6      No Violations.............................................................. 11
   3.7      Velagio Financial Statements............................................... 11
   3.8      Absence of Certain Changes or Events....................................... 11
   3.9      No Undisclosed Liabilities................................................. 12
   3.10     Compliance with Laws....................................................... 12
   3.11     Permits.................................................................... 12
   3.12     Litigation................................................................. 12
   3.13     Contracts.................................................................. 12
   3.14     Employee Benefit Plans..................................................... 12
   3.15     Taxes and Tax Returns...................................................... 15
   3.16     Intellectual Property...................................................... 16
   3.17     Employee and Labor Matters................................................. 17
   3.18     Limitation on Business Conduct............................................. 17
   3.19     Title to Property.......................................................... 18
   3.20     Owned and Leased Premises.................................................. 18
   3.21     Environmental Matters...................................................... 18
   3.22     Insurance.................................................................. 19
   3.23     Product Liability and Recalls.............................................. 19
   3.24     Customers.................................................................. 20
   3.25     Interested Party Transactions.............................................. 20
   3.26     Full Disclosure............................................................ 20
Article 4      Representations and Warranties of Microfield and Merger Sub............. 20
   4.1      Organization and Good Standing............................................. 20

1 - TABLE OF CONTENTS

   4.2      Capitalization............................................................. 20
   4.3      Subsidiaries............................................................... 21
   4.4      Authorization; Binding Agreement........................................... 21
   4.5      Governmental Approvals..................................................... 21
   4.6      No Violations.............................................................. 21
   4.7      Litigation................................................................. 21
   4.8      SEC Reports and Financial Statements....................................... 22
   4.9      No Undisclosed Liabilities................................................. 22
   4.10     Taxes and Tax Returns...................................................... 22
   4.11     Compliance with Laws....................................................... 22
   4.12     Permits.................................................................... 22
   4.13     Contracts.................................................................. 23
   4.14     Employee Benefit Plans..................................................... 23
   4.15     Intellectual Property...................................................... 25
   4.16     Employee and Labor Matters................................................. 26
   4.17     Title to Property.......................................................... 26
   4.18     Owned and Leased Premises.................................................. 26
   4.19     Environmental Matters...................................................... 26
   4.20     Insurance.................................................................. 27
   4.21     Full Disclosure............................................................ 27
   4.22     No Prior Activities........................................................ 27
Article 5      Additional Covenants of Velagio......................................... 28
   5.1      Conduct of Business of Velagio............................................. 28
   5.2      Notification of Certain Matters............................................ 29
   5.3      Access and Information..................................................... 30
   5.4      Shareholder Approval....................................................... 30
   5.5      Reasonable Best Efforts.................................................... 30
   5.6      Public Announcements....................................................... 30
   5.7      Compliance................................................................. 31
   5.8      Velagio Shareholder Approval............................................... 31
Article 6      Additional Covenants of Microfield and Merger Sub....................... 31
   6.1      Conduct of Business of Microfield.......................................... 31
   6.2      Notification of Certain Matters............................................ 33
   6.3      Access and Information..................................................... 33
   6.4      Reasonable Best Efforts.................................................... 33
   6.5      Public Announcements....................................................... 33
   6.6      Compliance................................................................. 34
Article 7      Survival; Indemnification............................................... 34
   7.1      Survival................................................................... 34
   7.2      Indemnification by the Velagio Shareholders................................ 34
   7.3      Indemnification by Microfield.............................................. 34
   7.4      Limits on Indemnification.................................................. 35
   7.5      Indemnification Procedure.................................................. 36
   7.6      Payment with Microfield Common Stock....................................... 37
Article 8      Conditions Precedent.................................................... 37
   8.1      Merger Conditions.......................................................... 37

2 - TABLE OF CONTENTS

   8.2      Conditions Precedent to the Obligations of Microfield and Merger Sub....... 38
   8.3      Conditions Precedent to the Obligations of Velagio......................... 39
Article 9      Termination and Abandonment............................................. 40
   9.1      Termination................................................................ 40
   9.2      Effect of Termination and Abandonment...................................... 41
Article 10        Miscellaneous........................................................ 42
   10.1     Confidentiality............................................................ 42
   10.2     Amendment and Modification................................................. 42
   10.3     Waiver of Compliance; Consents............................................. 42
   10.4     Survival................................................................... 43
   10.5     Notices.................................................................... 43
   10.6     Binding Effect; Assignment................................................. 44
   10.7     Fees and Expenses.......................................................... 44
   10.8     Governing Law.............................................................. 44
   10.9     Counterparts............................................................... 44
   10.10       Interpretation.......................................................... 44
   10.11       Entire Agreement........................................................ 44
   10.12       Severability............................................................ 44
   10.13       Specific Performance.................................................... 45
   10.14       Third Parties........................................................... 45
   10.15       Disclosure Schedules.................................................... 45

3 - TABLE OF CONTENTS

                                LIST OF SCHEDULES

SCHEDULE:      CONTAINS:
   3.2         Velagio capitalization
   3.8         Velagio material changes
   3.9         Velagio liabilities
  3.11         Velagio permits
  3.13         Velagio contracts
 3.14(a)       Velagio employee benefit plans
 3.14(c)       Velagio current and former employees with stock rights, options and restrictions
 3.14(d)       Velagio employment agreements
 3.14(e)       Velagio employee stock ownership plan
 3.14(f)       Velagio employee stock ownership plan for non-U.S. employees
  3.15         Velagio tax claims or assessments
 3.16(a)       Velagio intellectual property
 3.17(a)       Velagio employees
  3.19         Velagio property and assets
  3.21         Velagio environmental matters
  3.22         Velagio insurance
  3.23         Velagio product liability and recalls
  3.24         Velagio 10 largest customers
  3.25         Velagio interested party transactions
   4.7         Microfield litigation
  4.12         Microfield permits
  4.13         Microfield material contracts
 4.14(a)       Microfield employee benefit plans
 4.14(c)       Microfield current and former employees with stock rights, options and restrictions
 4.14(d)       Microfield employment agreements
 4.14(e)       Microfield employee stock ownership plan
 4.14(f)       Microfield employee stock ownership plan for non-U.S. employees
 4.15(a)       Microfield intellectual property
 4.16(a)       Microfield employees
  4.17         Microfield property and assets
  4.19         Microfield environmental matters
  4.20         Microfield insurance

1 - LIST OF SCHEDULES

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is made as of September 15, 2003 by and among MICROFIELD GROUP, INC., an Oregon corporation, VSI ACQUISITION CO., an Oregon corporation, VELAGIO, INC., an Oregon corporation, KURT A. UNDERWOOD, and TSI TELECOMMUNICATION SERVICES, INC., a Delaware corporation.


                                    RECITALS

     A. The respective boards of directors of Microfield, Merger Sub and Velagio have: (a) determined that the Merger of Velagio with and into Merger Sub pursuant and subject to all of the terms and conditions of this Agreement is advisable, fair and in the best interests of Microfield, Velagio and Merger Sub and their respective shareholders; and (b) approved the Merger, this Agreement and the transactions contemplated by this Agreement.

     B. The board of directors of Microfield has authorized the issuance of Microfield Common Stock pursuant to this Agreement.

     C. Microfield, Velagio and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     D. Simultaneously with the closing of the Merger described in this Agreement, the CTS Merger shall close and become effective.

     E. The parties intend that the structure of the Merger described in this Agreement be a tax-free reorganization within the meaning of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements set forth herein and for other good and valuable consideration, the sufficiency of which are acknowledged, the parties agree as follows:


     ARTICLE 1  DEFINITIONS

     When used in this Agreement, the following terms shall have the meanings specified:

     "AGREEMENT" means this Agreement and Plan of Merger, together with the attached Exhibits and Disclosure Schedules, as the same may be amended from time to time in accordance with the terms hereof.

     "ARTICLES OF MERGER" means Articles of Merger in a form approved for filing in accordance with the OBCA.

     "CLOSING" means the conference to be held at 10:00 a.m., on the Closing Date at the offices of Microfield, or such other time and place as the parties may mutually agree to in writing.

1 - AGREEMENT AND PLAN OF MERGER

     "CLOSING DATE" means September 15, 2003, or such other date as the parties may mutually agree in writing.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as the same may be in effect from time to time.

     "CTS" means Christenson Technology Services, Inc., an Oregon corporation.

     "CTS MERGER" means the merger whereby CTS Acquisition Co. shall merge with and into CTS and CTS shall be the surviving corporation, effective simultaneously with the Effective Time.

     "CTS MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of the same date as this Agreement by and among Microfield, CTS Acquisition Co., CTS, and CTS Shareholder in connection with the CTS Merger.

     "CTS SHAREHOLDER" means the sole shareholder of CTS immediately prior to the Effective Time, namely, Christenson Group LLC, an Oregon limited liability company.

     "DISCLOSURE SCHEDULES" means the Disclosure Schedules attached to this Agreement.

     "EFFECTIVE TIME" means the date and time when the Merger becomes effective.

     "ENFORCEABILITY EXCEPTIONS" means the limits with respect to the enforceability of any agreement imposed by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

     "ESCROW AGENT" means the escrow agent appointed in the Indemnification Escrow Agreement.

     "ESCROWED SHARES" means the Microfield Common Stock placed in the Indemnification Escrow pursuant to Section 2.7.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof or any entity, authority or body exercising executive, legislative, judicial or regulatory functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization.

     "INDEMNIFICATION ESCROW" means the Escrow Account opened for the purpose of holding the Microfield Common Stock held back pursuant to Section 2.7.

2 - AGREEMENT AND PLAN OF MERGER

     "KNOWLEDGE" with respect to a party, means the actual knowledge of the existence or nonexistence of a fact or matter, after reasonable inquiry, by any of the executive officers or directors of Microfield or Velagio, as applicable.

     "LAW" means any federal, state, local or other law, rule, regulation or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder by any regulatory agencies.

     "LIEN" means (a) any mortgage, pledge, lien, covenant, lease, security interest or encumbrance of any kind and (b) with respect to any asset, the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

     "MAJOR SHAREHOLDERS" the following persons: Kurt A. Underwood, TSI Telecommunications, Inc., Christenson Group LLC, Robert J. Jesenik, Steven M. Wright, R. Patrick Hanlin, JMW-MICG Holdings, LLC, Michael Stansell and John Conroy.

     "MATERIAL ADVERSE CHANGE" means any materially adverse change in the financial condition, properties, business or results of operations of a party that exceeds the sum of $50,000 or more, whether taken separately or together in the aggregate with other similar events, other than changes arising out of general economic conditions unrelated to the business in which the party is engaged.

     "MATERIAL ADVERSE EFFECT" means any event, condition or fact that is, or reasonably may be expected to be, materially adverse to the financial condition, properties, business, results of operations or prospects of a party that exceeds the sum of $50,000 or more, whether taken separately or together in the aggregate with other similar events, other than events, conditions or facts arising out of general economic conditions unrelated to the business in which the party is engaged.

     "MATERIAL CONTRACTS" means any agreement or contract to which a party, or by which its properties or assets, is bound, which could result in a Material Adverse Change or have a Material Adverse Effect, including, but not limited, to: (a) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit, equipment leases or lease purchase agreements, each in an amount equal to or exceeding $50,000; (b) all contracts, agreements, commitments or other understandings or arrangements, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving individual payments or receipts by the party of less than $50,000 over the term of such contract, agreement, commitment or other understanding or arrangement; and (c) all other agreements that are material to the party and not excluded under the foregoing clauses.

     "MERGER" means the merger of Merger Sub with and into Velagio pursuant to this Agreement and the OBCA.

3 - AGREEMENT AND PLAN OF MERGER

     "MERGER CONSIDERATION" means the aggregate number of shares of Microfield Common Stock issuable to the Velagio Shareholders pursuant to Section 2.6, subject to any rounding for fractional shares pursuant to Section 2.8(b).

     "MERGER SUB" means VSI Acquisition Co., an Oregon corporation and a wholly owned Subsidiary of Microfield.

     "MICROFIELD" means Microfield Group, Inc., an Oregon corporation.

     "MICROFIELD COMMON STOCK" means shares of common stock, no par value, of Microfield.

     "MICROFIELD STOCK VALUE" means the average bid price as reported on the OCTBB or NASDAQ or other exchange upon which Microfield Common Stock is trading for the thirty (30) days immediately prior to and including the last trading day prior to the applicable date for which the value is determined.

     "OBCA" means the Oregon Business Corporation Act, as the same shall be in effect from time to time.

     "OPTION CONVERSION RATIO" means .085124.

     "PERMITS" means all permits, licenses, approvals, qualifications, governmental authorizations, registrations and franchises that Velagio has or holds, all of which are listed and briefly described in the Disclosure Schedules.

     "PERSON" means a natural person, corporation, trust, partnership, limited liability company, governmental entity, agency or branch or department thereof, or any other legal entity.

     "REPRESENTATIVE" means Kurt A. Underwood, or his successor, who shall act as representative of the Velagio Shareholders under the Agreement.

     "SUBSIDIARY" means any entity (a) at least a majority of the outstanding capital stock or ownership interest of which shall at the time be owned by Microfield or Velagio, as applicable, directly or through one (1) or more entities that are themselves Subsidiaries or (b) with respect to which Microfield or Velagio, as applicable, may elect a majority of the board of directors.

     "SURVIVING CORPORATION" means Velagio, which shall survive the Merger of Merger Sub with and into Velagio.

     "TSI" means TSI Telecommunication Services, Inc., a Delaware corporation.

     "UNDERWOOD" means Kurt A Underwood, individually.

     "VELAGIO" means Velagio, Inc., an Oregon corporation.

4 - AGREEMENT AND PLAN OF MERGER

     "VELAGIO OPTIONS" means options to purchase shares of common stock of Velagio granted to employees or directors of, or consultants or advisors to, Velagio, pursuant to the terms of the 2000 Velagio Stock Incentive Plan as adopted by Velagio, that are outstanding immediately prior to the Effective Time.

     "VELAGIO SHAREHOLDERS" means Underwood and TSI.

     "VELAGIO STOCK" means shares of common stock, $0.001 par value, of Velagio.

     OTHER TERMS. The following terms shall have the meanings specified in the following noted sections of this Agreement:

----------------------------------------------------------------------------
TERM                                                     SECTION
----------------------------------------------------------------------------
Balance Sheet                                            3.9
----------------------------------------------------------------------------
Consent                                                  3.5
----------------------------------------------------------------------------
Conversion Ratio                                         2.6
----------------------------------------------------------------------------
Damages                                                  7.2
----------------------------------------------------------------------------
Employee Plans                                           3.14(a)
----------------------------------------------------------------------------
Environmental Claim                                      3.21(e)(i)
----------------------------------------------------------------------------
Environmental Laws                                       3.21(e)(ii)
----------------------------------------------------------------------------
ERISA                                                    3.14(a)
----------------------------------------------------------------------------
ERISA Affiliate                                          3.14(a)
----------------------------------------------------------------------------
Indemnification Escrow Agreement                         2.7
----------------------------------------------------------------------------
Intellectual Property Rights                             3.16(b)
----------------------------------------------------------------------------
IRS                                                      3.14(b)
----------------------------------------------------------------------------
ISO                                                      3.14(c)
----------------------------------------------------------------------------
Litigation                                               3.12
----------------------------------------------------------------------------
Material of Environmental Concern                        3.21(e)(iii)
----------------------------------------------------------------------------
Microfield Balance Sheet                                 4.9
----------------------------------------------------------------------------
Microfield Indemnified Persons                           7.2
----------------------------------------------------------------------------
Microfield SEC Reports                                   4.8
----------------------------------------------------------------------------
Preferred Shares                                         4.2
----------------------------------------------------------------------------
Related Documents                                        7.1
----------------------------------------------------------------------------
Rule 144                                                 2.9
----------------------------------------------------------------------------
Securities Act                                           2.9
----------------------------------------------------------------------------
Tax                                                      3.15(b)
----------------------------------------------------------------------------
Tax Returns                                              3.15(b)
----------------------------------------------------------------------------
Third Party Claims                                       7.5(a)(i)
----------------------------------------------------------------------------
Velagio Balance Sheet                                    3.9
----------------------------------------------------------------------------
Velagio Financial Statements                             3.7
----------------------------------------------------------------------------
Velagio Indemnified Persons                              7.3
----------------------------------------------------------------------------

5 - AGREEMENT AND PLAN OF MERGER

ARTICLE 2  THE MERGER

     2.1 THE MERGER. At the Effective Time and upon and subject to the terms and conditions of this Agreement, Merger Sub will be merged with and into Velagio. Velagio shall be the Surviving Corporation in the Merger and shall continue to be governed by the Laws of the State of Oregon, and the separate existence of Merger Sub shall cease. The Merger shall be pursuant to the provisions of, and shall be with the effects provided in, the OBCA.

     2.2 EFFECTIVE TIME. Subject to the terms and conditions of this Agreement, on the Closing Date, Merger Sub and Velagio will cause the Articles of Merger to be executed, delivered and filed as provided in the OBCA. The Merger shall become effective at the time of the filing of the Articles of Merger with the Oregon Secretary of State, Corporation Division, or at such later time as Microfield and Velagio may agree and as may be set forth in the Articles of Merger.

     2.3 ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the OBCA.

     2.4 BYLAWS OF SURVIVING CORPORATION. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the OBCA.

     2.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The board of directors of the Surviving Corporation shall consist of one (1) director position. The following director is hereby elected and shall serve as the sole director of the Surviving Corporation to hold office as provided in the Bylaws:

         Kurt A. Underwood

     The following officers shall be the officers of the Surviving Corporation, to hold office as provided in the Bylaws:

         CEO/President                                   Kurt A. Underwood
         CFO/Treasurer                                   Thomas A. Sidley
         Senior Vice President -
          Services and Development                       Robert Hancock
         Vice President - Electrical Services            A. Mark Walter
         Secretary                                       Andrew S. Craig

     2.6 CONVERSION OF VELAGIO STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, Velagio or Microfield, the Velagio Shareholders of record immediately prior to the Effective Time shall be entitled to receive a total of 4,193,143 shares of Microfield Common Stock in exchange for all of the Velagio Stock

6 - AGREEMENT AND PLAN OF MERGER
outstanding. The Velagio Shareholders will receive the following shares of Microfield Common Stock:

--------------------------------------------------------------------
  VELAGIO         VELAGIO STOCK     TOTAL CONVERTED     ESCROWED
SHAREHOLDERS          OWNED               SHARES         SHARES
--------------------------------------------------------------------
TSI                  9,259,260            788,185         46,992
--------------------------------------------------------------------
Underwood           40,000,000          3,404,958        203,008
--------------------------------------------------------------------

--------------------------------------------------------------------
TOTAL               49,259,260          4,193,143        250,000
--------------------------------------------------------------------

     The Escrowed Shares will be placed in the Indemnification Escrow as provided for in Section 2.7.

     2.7 INDEMNIFICATION ESCROW. At the Effective Time, the Velagio Shareholders, the CTS Shareholder, Microfield and the Escrow Agent shall enter into an Indemnification Escrow Agreement in the form attached as Exhibit A ("INDEMNIFICATION ESCROW AGREEMENT"). The Indemnification Escrow Agreement will require that simultaneously with the Effective Time the Velagio Shareholders will place 250,000 shares, and the CTS Shareholder will place 250,000 shares, of Microfield Common Stock (for an aggregate of 500,000 shares of Microfield Common Stock) into an escrow account for the purposes of satisfying claims arising under this Agreement or the CTS Merger Agreement. The Indemnification Escrow Agreement shall also provide the manner and method upon which claims will be satisfied by the Microfield Common Stock placed in escrow.

     2.8 PROCEDURE FOR PAYMENT.

     (a) SURRENDER OF STOCK. From and after the Effective Time, each Velagio Shareholder of record immediately prior to the Effective Time, upon surrender to Microfield or its agent designated for such purpose of any letters of transmittal or other documents as may be reasonably requested by Microfield or its agent, shall be entitled to receive one or more certificates representing the number of shares of Microfield Common Stock into which such Velagio Stock shall have been converted pursuant to the provisions of Section 2.6; provided, however, that a certificate representing the escrowed shares described in
Section 2.7 shall be delivered to the escrow agent and held pursuant to the Indemnification Escrow Agreement..

     (b) NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Microfield Common Stock shall be issued in the Merger, and such fractional share interests will not entitle the owner thereof to any rights as a shareholder of Microfield. Merger Consideration to be paid to each Velagio Shareholder will be rounded to the nearest whole share.

     (c) NO FURTHER RIGHTS IN VELAGIO STOCK. All shares of Microfield Common Stock issued upon conversion of the Velagio Stock in accordance with the terms of this Agreement shall be deemed to have been issued (and paid) in full satisfaction of all rights of the Velagio Shareholders pertaining to the Velagio Stock. Following the Effective Time, the

7 - AGREEMENT AND PLAN OF MERGER

Velagio Shareholders shall cease to have any rights with respect to such Velagio Stock except as otherwise provided in this Agreement or by law.

     2.9 UNREGISTERED SHARES. The Velagio Shareholders have been informed by Microfield that the Microfield Common Stock conveyed hereunder as Merger Consideration has not been registered under the Securities Act of 1933 (the "SECURITIES ACT") and that such Microfield Common Stock must be held for the time required by Rule 144 promulgated under the Securities Act ("RULE 144"), unless (i) the distribution for sale of the Microfield Common Stock has been registered under the Securities Act, (ii) a sale of the Microfield Common Stock is made in conformity with the provisions of Rule 144, or (iii) in the opinion of counsel, which opinion is reasonably acceptable to Microfield, some other exemption from registration is available with respect to any such sale, transfer or other disposition of such Microfield Common Stock.

     2.10 STOCK CERTIFICATE LEGENDS. Each Velagio Shareholder acknowledges and understands that stock transfer instructions will be given to Microfield's transfer agent with respect to the Merger Consideration and that there will be placed on the certificates for such shares, or any substitution therefor, the following legend:

          "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 (the "Act") or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving these securities or
          (b) the Company receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for the Company) to the effect that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration."

     2.11 APPOINTMENT OF REPRESENTATIVE. The Representative is hereby appointed as representative of the Velagio Shareholders for purposes of this Agreement. The Velagio Shareholders' approval of this Agreement shall include confirmation of the authority of the Representative.

     2.12 REGISTRATION RIGHTS. Major Shareholders will receive the following registration rights as set forth more specifically in the Registration Rights Agreement attached hereto as Exhibit B:

          (a) For a period of five (5) years following the Closing Date, unlimited piggyback registration rights for all shares owned by the Major Shareholders;

          (b) If during the two (2) years following the Closing Date, piggyback registration rights become available to the Major Shareholders, but a Major Shareholder is

8 - AGREEMENT AND PLAN OF MERGER
unable to register fifty percent or more of the Major Shareholder's Microfield Common Stock such shareholder elects to register at the date the piggyback registration rights become available, in spite of the Major Shareholder's election to register the shares through the piggyback rights registration, then the Major Shareholder will have two (2) demand registration rights as to those shares remaining unregistered contrary to the Major Shareholder's election on the date the piggyback registration rights become effective. Such Demand Registration Rights shall be available beginning two (2) years after the Closing Date and ending five (5) years after the Closing Date. Such demand registration rights shall apply only to stock not registered contrary to the election of each Major Shareholder and may be exercised if the registration is intended to result in aggregate gross proceeds of the offering, net of underwriting expenses, of at least Five Hundred Thousand Dollars ($500,000.00).

     2.13 VELAGIO OPTIONS.

          (a) Assumption of Options. At the Effective Time, each of the Velagio Options, whether vested or unvested, shall be assumed by Microfield in accordance with the terms of this Section 2.13. Each of the Velagio Options assumed by Microfield under this Agreement shall continue to have, and be subject to, the terms and conditions as were applicable to such Velagio Options immediately prior to the Effective Time; provided, that those terms and conditions are not contrary to the Microfield 1995 Stock Option Plan, as amended, and that (i) such Velagio Options shall be exercisable for the number of shares of Microfield determined by multiplying (A) the number of shares of Velagio Stock that were issuable upon exercise of such Velagio Option immediately prior to the Effective Time by (B) the Option Conversion Ratio, with the result rounded to the nearest whole number of shares of Microfield, and (ii) the per share exercise price for shares of the Surviving Corporation issuable upon the exercise of such assumed Velagio Option shall be a fraction where the numerator is (1) the exercise price per share of Velagio Stock at which such Velagio Option was exercisable immediately prior to the Effective Time, and the denominator is the Option Conversion Ratio (for example, if the exercise price per share is equal to $ .05, the fraction is .05/.085124 = $ .597378 per share); provided, further, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

          (b) Notice to Holders. As soon as practicable after the Effective Time, Microfield shall deliver to the holders of Velagio Options appropriate notices setting forth such holders' rights pursuant to the 2000 Velagio Stock Incentive Plan and that the agreements evidencing the grants of such Velagio Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.13 after giving effect to the Merger). The Velagio Options converted as provided in this Section 2.13 shall be subject to the terms of the Microfield 1995 Stock Option Plan, as amended.

          (c) Corporate Action. Microfield shall take all corporate action necessary to reserve for issuance a sufficient number of Microfield shares for delivery upon exercise of the Velagio Options assumed in accordance with this
Section 2.13.

9 - AGREEMENT AND PLAN OF MERGER

          (d) Amendment to Plan. At or before the Effective Time, Velagio shall cause to be effected any necessary amendments to the 2000 Velagio Stock Incentive Plan and to the agreements evidencing the grants of the Velagio Options to give effect to the foregoing provisions of this Section 2.13.

     ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF VELAGIO AND VELAGIO
                SHAREHOLDERS

     Velagio and the Velagio Shareholders represent and warrant to Microfield and Merger Sub that, except as set forth in the correspondingly numbered sections of the Disclosure Schedules:

     3.1 ORGANIZATION. Velagio is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Velagio is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect. Velagio has delivered to Microfield accurate and complete copies of its Articles of Incorporation and Bylaws, as currently in effect.

     3.2 CAPITALIZATION. As of the Date of Closing, the Velagio Stock and the holders thereof are as set forth in Section 3.2 of the Disclosure Schedules. As of the Closing Date, all issued and outstanding Velagio Stock will be duly authorized, validly issued, fully paid and non-assessable. Section 3.2 of the Disclosure Schedules sets forth the name of the holder and the exercise price of all options and warrants to purchase Velagio Stock. Except as disclosed in
Section 3.2 of the Disclosure Schedules, there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding or unissued Velagio Stock or any other security of Velagio, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any Velagio Stock or other security. There are no obligations, contingent or otherwise, of Velagio to repurchase, redeem or otherwise acquire any Velagio Stock or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

     3.3 SUBSIDIARIES. Velagio has no Subsidiaries.

     3.4 AUTHORIZATION; BINDING AGREEMENT. Velagio has all requisite corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by Velagio's board of directors, and no other corporate proceedings on the part of Velagio are necessary to authorize the execution and delivery of this Agreement or to complete the transactions contemplated hereby (other than adoption of this Agreement by the Velagio Shareholders in accordance with the OBCA and the Articles of Incorporation and Bylaws of Velagio). This Agreement has been duly and validly executed and delivered by Velagio and constitutes the legal, valid and binding agreement of Velagio, enforceable against

10 - AGREEMENT AND PLAN OF MERGER

Velagio in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

     3.5 GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("CONSENT") any Governmental Authority, on the part of Velagio is required in connection with the execution or delivery by Velagio of this Agreement or the completion by Velagio of the transactions contemplated hereby other than (a) the filing of the Articles of Merger with the Secretary of State of Oregon, Corporation Division, in accordance with the OBCA, and (b) those Consents that, if they were not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

     3.6 NO VIOLATIONS. The execution and delivery of this Agreement, the completion of the transactions contemplated hereby and compliance by Velagio with any of the provisions hereof will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Velagio,
(b) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any Material Contract, (c) result in the creation or imposition of any Lien upon any of the assets of Velagio or (d) subject to obtaining the Consents from Governmental Authorities referred to in
Section 3.5, violate any applicable provision of any Law to which Velagio or its assets or properties are subject, except, in the case of each of clauses (b),
(c) and (d) above, for any deviations from the foregoing that would not reasonably be expected to have a Material Adverse Effect.

     3.7 VELAGIO FINANCIAL STATEMENTS. Velagio has delivered to Microfield the financial statements for the years ending December 31, 2000, 2001 and 2002, and for the six (6) months ended June 30, 2003 (the "VELAGIO FINANCIAL STATEMENTS"). The Velagio Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, and they present fairly, in all material respects, the financial position of Velagio as at the dates thereof and the results of its operations and cash flows for the periods then ended, subject to any adjustments described therein, except that unaudited financial statements do not contain footnotes.

     3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section
3.8 of the Disclosure Schedules, from the date of issuance of each of the Velagio Financial Statements through the date of this Agreement, there has not been: (a) any event that has had or would reasonably be expected to have a Material Adverse Effect; (b) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any stock or securities of Velagio by Velagio; (c) any material damage or loss to any material asset or property, whether or not covered by insurance; (d) any change by Velagio in accounting principles or practices; (e) any material revaluation by Velagio of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (f) any sale of a material amount of property of Velagio, except in the ordinary course of business; (g) any payments to Velagio employees or service providers outside of Velagio's regular course of business; or (h) any other action or event,

11 - AGREEMENT AND PLAN OF MERGER
involving an amount exceeding $5,000 that would have required the consent of Microfield pursuant to Section 5.1 had such action or event occurred after the date of this Agreement.

     3.9 NO UNDISCLOSED LIABILITIES. Except as set forth in Section 3.9 of the Disclosure Schedules, Velagio has no liabilities (absolute, accrued, contingent or other), except liabilities (a) adequately provided for in Velagio Financial Statements; or (b) incurred in the ordinary course of business on or before the dates of the Velagio Financial Statements and not required under GAAP to be reflected on the Balance Sheet, (c) incurred since the issuing of the Velagio Financial Statements in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement or (e) that would not reasonably be expected to have a Material Adverse Effect.

     3.10 COMPLIANCE WITH LAWS. The business of Velagio has been operated in compliance with all Laws applicable thereto, except for any non-compliance that would not reasonably be expected to have a Material Adverse Effect.

     3.11 PERMITS. Section 3.11 of the Disclosure Schedules contains a complete and accurate list of each material Permit that is held by Velagio or that otherwise relates to the business of, or to any of the assets owned or used by, Velagio. Each Permit is valid and in full force and effect. Except as set forth in Section 3.11 of the Disclosure Schedules, (a) Velagio has all Permits required in connection with the operation of its business, (b) Velagio is not in violation of any Permit and (c) no proceedings are pending or, to the Knowledge of Velagio, threatened, to revoke or limit any Permit, except, in the case of each of clauses (a) and (b), where the absence or violation would not reasonably be expected to have a Material Adverse Effect.

     3.12 LITIGATION. There is no suit, action or proceeding ("LITIGATION") pending or, to the Knowledge of Velagio, threatened against Velagio, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Velagio.

     3.13 CONTRACTS. Section 3.13 of the Disclosure Schedules sets forth, as of the date hereof, a list of Material Contracts to which Velagio is a party or by which its properties or assets is bound that are outside the ordinary course of the business of Velagio. Velagio is not a party to any agreements to acquire in the future the capital stock or substantially all the assets of another Person. Except as disclosed in Section 3.13 of the Disclosure Schedules, to the Knowledge of Velagio all the Material Contracts are valid and binding and are in full force and effect and enforceable against Velagio in accordance with their respective terms, subject to the Enforceability Exceptions, and Velagio is not in violation or breach of or default under any Material Contract, except where the failure to be in full force and effect or where such violation or breach would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of Velagio, no party is in default, violation or breach of any Material Contract where such violation or breach would reasonably be expected to have a Material Adverse Effect.

     3.14 EMPLOYEE BENEFIT PLANS.

          (a) Section 3.14(a) of the Disclosure Schedules lists all employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of

12 - AGREEMENT AND PLAN OF MERGER

1974 ("ERISA")), all employee welfare benefit plans (as defined in Section 3(1) of ERISA) and all other bonus, option, membership purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any employment, executive compensation or severance agreements, written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer or consultant who is an individual or an individual doing business in a corporate form (or any of their beneficiaries) of Velagio or any other entity (whether or not incorporated) or which is under common control (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or (b) of ERISA, or any Velagio Subsidiary, with respect to which Velagio has or could have any current (actual or contingent) material liability (together for purposes of this Section 3.14 and Section 4.14, "EMPLOYEE PLANS"). Prior to the date of this Agreement, Velagio has provided or made available to Microfield copies of (i) each such written Employee Plan (or a written description of any Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and any material communications to plan participants, (ii) the three (3) most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Employee Plan required to make such a filing, and (iii) the most recent favorable determination letters issued for each Employee Plan and related trust which is intended to qualify under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

     (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person (other than in accordance with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA and none of the Employee Plans is subject to Title IV of ERISA or Section 412 of the
Code); (ii) neither Velagio nor any ERISA Affiliate has ever contributed to a "MULTI-EMPLOYER PLAN" as such term is defined in Section 3(37) of ERISA; (iii) to the Knowledge of Velagio, no "PARTY IN INTEREST" or "DISQUALIFIED PERSON" (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan that could subject Velagio or any ERISA Affiliate, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code, except for any such tax, penalty or liability that would not reasonably be expected to result in a Material Adverse Effect; (iv) to the Knowledge of Velagio, no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, except where such breach would not reasonably be expected to result in a Material Adverse Effect; (v) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance with the requirements prescribed by any and all statutes (including ERISA and the Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the Internal Revenue Service (the "IRS") or the Secretary of the Treasury), except where failure to do so would not reasonably be expected to result in a Material Adverse Effect; and Velagio and each Velagio Subsidiary have performed all obligations required to be performed by them under, are not in default under or in violation of any Employee Plan except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, and have no Knowledge of any default or violation by any other party to, any of the Employee Plans; (vi) each Employee

13 - AGREEMENT AND PLAN OF MERGER

Plan which is intended to be qualified under Sections 401 and 501 of the Code is the subject of a favorable determination letter from the IRS, and to the Knowledge of Velagio nothing has occurred that may reasonably be expected to impair such determination; (vii) all contributions required to be made with respect to any Employee Plan pursuant to the terms of the Employee Plan have been made on or before their due dates, including due dates with respect to employee deferrals; and (viii) there are no complaints, charges or claims against Velagio pending or to Velagio's Knowledge threatened to be brought by or filed with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by Velagio as an independent contractor or "LEASED EMPLOYEE" (within the meaning of Section 414(n) of the Code) rather than as an employee.

          (c) Section 3.14(c) of the Disclosure Schedules sets forth a true and complete list of each current or former employee, officer or director of Velagio or any of its Subsidiaries who holds (i) any option to purchase Velagio Stock as of the date hereof, together with the number of shares of Velagio Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any Velagio Stock that is restricted as a result of an agreement with or equity participation plan of Velagio; and (iii) any other right, directly or indirectly, to receive Velagio Stock, except as otherwise disclosed in Section 3.14 of the Disclosure Schedules, together with the percentage of Velagio Stock subject to such right. Section 3.14(c) of the Disclosure Schedules also sets forth the total number of any such ISO's and any such nonqualified options and other such rights.

          (d) Unless otherwise disclosed in Section 3.14(a) of the Disclosure Schedules, Section 3.14(d) of the Disclosure Schedules sets forth a true and complete list of (i) all employment agreements with officers of Velagio or any of its Subsidiaries; (ii) all agreements with consultants who are individuals obligating Velagio or any of its Subsidiaries to make annual cash payments in an amount exceeding $10,000; (iii) all agreements that individually or in the aggregate are or could be material with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Plans; (iv) all officers of Velagio or any of its Subsidiaries who have executed a non-competition agreement with Velagio or any of its Subsidiaries;
(v) all severance agreements, programs and policies of Velagio or any of its Subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $25,000, excluding programs and policies required to be maintained by Law; and (vi) all plans, programs, agreements and other arrangements of Velagio that contain change in control provisions.

          (e) (i) Except as set forth in Section 3.14(e) of the Disclosure Schedules, no Employee Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Velagio Stock; and (ii) the completion of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee except as disclosed in Section 3.14(e) of the Disclosure Schedules or

14 - AGREEMENT AND PLAN OF MERGER
except where such increase or acceleration would not reasonably be expected to result in a Material Adverse Effect.

          (f) Except as set forth in Section 3.14(f) of the Disclosure Schedules, Velagio maintains no Employee Plan covering non-U.S. employees.

     3.15 TAXES AND TAX RETURNS.

          (a) Velagio has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, and has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in Velagio Financial Statements have been established and which are being contested in good faith and as identified in
Section 3.15 of the Disclosure Schedules. Except as set forth in Section 3.15 of the Disclosure Schedules, there are no material claims or assessments pending against Velagio (or the Velagio Shareholders with respect to Velagio) for any alleged deficiency in any Tax, and Velagio has not been notified in writing of any proposed Tax claims or assessments against Velagio (or the Velagio Shareholders with respect to Velagio) (other than in each case, claims or assessments for which adequate reserves in the Financial Statements have been established and which are being contested in good faith and as identified in
Section 3.15 of the Disclosure Schedules or claims or assessments which are immaterial in amount). Neither Velagio nor the Velagio Shareholders with respect to Velagio has executed any waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Velagio (or the Velagio Shareholders with respect to Velagio) for any extension of time within which to file any material Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. There are no Liens for material amounts of Taxes on the assets of Velagio (or the Velagio Shareholders with respect to Velagio) except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent Velagio (or the Velagio Shareholders with respect to Velagio) or any of its Subsidiaries with respect to Tax matters.

          (b) For purposes of this Agreement, the term "TAX" means any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "TAX RETURN" means a report, return or other information (including any attached schedules or any amendments to such report, return or other information) supplied to or filed with or required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

          (c) Except as set forth in Section 3.15 of the Disclosure Schedules,
(i) Velagio has been a corporation for federal and state income tax purposes at all times since its inception; (ii) Velagio has not been included in a combined, consolidated or unitary Tax Return and other

15 - AGREEMENT AND PLAN OF MERGER
than with respect to Velagio, Velagio is not currently liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), or is a party to any tax sharing agreement or any other agreement providing for payments by Velagio with respect to Taxes; (iii) Velagio is not a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes; (iv) Velagio has not entered into any sale leaseback or any leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 75-21 (or similar provisions of foreign law); (v) Velagio has not agreed nor is required, as a result of a change in method of accounting or otherwise, to include any adjustment under
Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; (vi) Velagio is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "EXCESS PARACHUTE PAYMENTS" within the meaning of Section 280G of the Code; (vii) Velagio is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes; (viii) Velagio is not a "CONSENTING CORPORATION" under Section 341(f) of the Code or any corresponding provision of state, local or foreign law; (ix) Velagio has complied with all applicable laws, rules, and regulations relating to the withholding and payment of Taxes except where the amount of taxes involved is not material; and (x) none of the assets owned by Velagio is property that is required to be treated as owned by any other Person pursuant to Section 168(g)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "TAX-EXEMPT USE PROPERTY" within the meaning of Section 168(h) of the Code.

     3.16 INTELLECTUAL PROPERTY.

          (a) Section 3.16(a) of the Disclosure Schedules sets forth a list of
(i) all patents and patent applications owned by Velagio worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications, material common law trademarks, material trade dress and material slogans, and all trade names owned by Velagio worldwide; (iii) all copyright registrations and copyright applications owned by Velagio worldwide; and (iv) all licenses in which Velagio is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section
3.16 of the Disclosure Schedules or (B) a licensee of any other Person's patents, trade names, trademarks, service marks or copyrights except for any licenses of software programs that are commercially available "OFF THE SHELF."

          (b) Velagio owns, or is licensed or otherwise possesses legal enforceable rights to use, all patents, trademarks, trade names, service marks, trade dress, slogans, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, domain names and tangible or intangible proprietary information or materials that are used in the respective businesses of Velagio as currently conducted (the "INTELLECTUAL PROPERTY RIGHTS"), except for any such failures to own, be licensed or possess that would not reasonably be expected to have a Material Adverse Effect.

16 - AGREEMENT AND PLAN OF MERGER

          (c) Velagio has made all necessary filings and recordations for the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications set forth in Section 3.16(a) of the Disclosure Schedules, except where the failure to make such filings or recordations would not reasonably be expected to have a Material Adverse Effect. There are not currently pending, and to the Knowledge of Velagio there are no valid grounds for, any bona fide claims
(i) that the business of Velagio infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by Velagio of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Velagio as currently conducted or as proposed to be conducted; (iii) challenging the exclusive ownership, validity or effectiveness of any of Intellectual Property Rights; or (iv) challenging the license or legally enforceable right to use of any third-party patents, trademarks, service marks and copyrights by Velagio, except, in the case of each of clauses (i), (ii), (iii) and (iv) above, for matters that, if determined adversely to Velagio, would not reasonably be expected to have a Material Adverse Effect.

          (d) Except as set forth in Section 3.16 of the Disclosure Schedules, to the Knowledge of Velagio, there is no material unauthorized use, infringement or misappropriation of any of Intellectual Property Rights by any third party, including any employee or former employee of Velagio.

          (e) Except as set forth in Section 3.16 of the Disclosure Schedules, there are no valid royalty agreements, license agreements (except for any license implied by the sale or products) or similar arrangements with respect to the Intellectual Property.

     3.17 EMPLOYEE AND LABOR MATTERS.

          (a) Section 3.17(a) of the Disclosure Schedules sets forth a list of all employees of Velagio.

          (b) Except as set forth in Section 3.17 of the Disclosure Schedules,
(i) there are no controversies pending or, to the Knowledge of Velagio, threatened, between Velagio and any of its employees, which controversies would reasonably be expected to have a Material Adverse Effect; (ii) Velagio is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Velagio, nor, as of the date of this Agreement, does Velagio know of any activities or proceedings of any labor union to organize any such employees; and (iii) Velagio has no Knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Velagio that would reasonably be expected to have a Material Adverse Effect.

     3.18 LIMITATION ON BUSINESS CONDUCT. Velagio is not a party to, nor has any obligation under, any contract or agreement, written or oral, that contains any covenants currently or prospectively limiting in any material respect the freedom of Velagio to engage in any line of business or to compete with any entity.

17 - AGREEMENT AND PLAN TO MERGER

     3.19 TITLE TO PROPERTY. Except as set forth in Section 3.19 of the Disclosure Schedules, Velagio owns the properties and assets that it purports to own free and clear of all Liens, except for Liens that arise in the ordinary course of business and do not materially impair Velagio's ownership or use of such properties or assets, Liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which reserves have been established in accordance with GAAP and Liens securing obligations under Velagio's credit agreements, loan agreements and equipment leases. Except as set forth in Schedule 3.19 of the Disclosure Schedules, with respect to the property and assets it leases, Velagio, and to the best of Velagio's Knowledge, each of the other parties thereto, is in material compliance with such leases, and Velagio holds a valid leasehold interest free of any Liens, except those referred to above. The rights, properties and assets presently owned, leased or licensed by Velagio include all rights, properties and assets necessary to permit Velagio to conduct its business in all material respects in the same manner as its businesses have been conducted prior to the date hereof.

     3.20 OWNED AND LEASED PREMISES. Each of the buildings, structures and premises owned or leased by Velagio is in reasonably good repair and operating condition.

     3.21 ENVIRONMENTAL MATTERS. Except as set forth in Section 3.21 of the Disclosure Schedules:

          (a) Velagio is in material compliance with the Environmental Laws, which compliance includes the possession by Velagio of all material Permits and governmental authorizations required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except in each case where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Velagio has not received any written communication from a Governmental Authority that alleges that it is not in such material compliance except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

          (b) There are no Environmental Claims, including claims based on "ARRANGER LIABILITY," pending or, to the Knowledge of Velagio, threatened against Velagio or to the Knowledge of Velagio, pending or threatened against any Person or entity whose liability for any Environmental Claim Velagio has to the Knowledge of Velagio retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not reasonably be expected to have a Material Adverse Effect.

          (c) To the Knowledge of Velagio, there are no past or present actions, inactions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would form the basis of any Environmental Claim against Velagio or against any Person whose liability for any Environmental Claim Velagio has retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not reasonably be expected to have a Material Adverse Effect.

          (d) Velagio is in compliance in all material respects with Environmental Laws as they relate to (i) any on-site or off-site locations where to Velagio's Knowledge, Velagio has

18 - AGREEMENT AND PLAN TO MERGER
stored, disposed or arranged for the disposal of Materials of Environmental Concern for itself (but not on behalf of others) or (ii) any underground storage tanks located on property owned or leased by Velagio of which Velagio has Knowledge.

          (e) For purposes of this Agreement:

               (i) "ENVIRONMENTAL CLAIM" means any written claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by Velagio, or (B) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

               (ii) "ENVIRONMENTAL LAWS" means all Federal, state, local and foreign laws or regulations relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

               (iii) "MATERIAL OF ENVIRONMENTAL CONCERN" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, toxic substances, petroleum and petroleum products that are regulated under the Environmental Laws.

     3.22 INSURANCE. Section 3.22 of the Disclosure Schedules contains a complete and accurate list of all fire, liability, worker's compensation and other forms of insurance insuring Velagio, and its respective officers and directors, assets and operations. The insurance polices maintained by Velagio are with reputable insurance carriers and have no premium delinquencies.

     3.23 PRODUCT LIABILITY AND RECALLS.

          (a) Except as disclosed in Section 3.23 of the Disclosure Schedules, to Velagio's Knowledge, there is no claim, pending or overtly threatened, against Velagio for injury to Person or property of employees or any third parties suffered as a result of the sale of any product or performance of any service by Velagio, including claims arising out of the defective or unsafe nature of its products or services, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b) Except as disclosed in Section 3.23 of the Disclosure Schedules, there is no pending or, to the Knowledge of Velagio, overtly threatened recall or investigation of any product sold by Velagio, which recall or investigation would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

19 - AGREEMENT AND PLAN TO MERGER

     3.24 CUSTOMERS. Section 3.24 of the Disclosure Schedules sets forth a list of Velagio's ten (10) largest customers (detailed, in the case of government agencies, by separate government agency) in terms of gross sales for the twelve-month period ended June 30, 2003. Except as set forth in Section 3.24 of the Disclosure Schedules, since June 30, 2003, there have not been any changes in the business relationships of Velagio with any of the customers named therein that would constitute a Material Adverse Effect. Except as set forth in Section
3.24 of the Disclosure Schedules, no customer of Velagio, on a combined basis, accounted for more than five percent (5%) of the revenues of Velagio for the twelve month period ended June 30, 2003.

     3.25 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section 3.25 of the Disclosure Schedules, no event has occurred that would be required to be reported, if Velagio were a reporting company under Section 13 of the Securities Exchange Act of 1934, pursuant to Item 404 of Regulation S-B promulgated by the Securities and Exchange Commission (without regard to the $60,000 threshold contained in Item 404).

     3.26 FULL DISCLOSURE. No statement contained in any certificate or schedule, including, without limitation, the Disclosure Schedules, furnished or to be furnished by Velagio to Microfield or Merger Sub in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF MICROFIELD AND MERGER SUB

     Microfield and Merger Sub jointly and severally represent and warrant to Velagio that, except as set forth in the correspondingly numbered sections of the Disclosure Schedules:

     4.1 ORGANIZATION AND GOOD STANDING. Each of Microfield and Merger Sub is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     4.2 CAPITALIZATION. The authorized capital stock of Microfield consists of
(a) 25,000,000 shares of Microfield Common Stock and (b) 10,000,000 shares of preferred stock (the "PREFERRED SHARES"). As of July 17, 2003, (i) 8,386,285 shares of Microfield Common Stock were issued and outstanding, (ii) no shares of Preferred Shares were issued and outstanding, (iii) 261,188 shares of Microfield Common Stock were reserved for future issuance pursuant to outstanding options to purchase Microfield Common Stock, (iv) 650,000 shares of Microfield Common Stock are available for issuance pursuant to the 1995 Stock Option Agreement, as amended; and (v) 2,197,308 shares of Microfield Common Stock were reserved for future issuance upon exercise of warrants to purchase Microfield Common Stock. No other capital stock of Microfield is authorized or issued. Microfield has agreed to issue shares of Microfield Common Stock pursuant to the Common Stock Purchase Agreement. The shares of Microfield Common Stock to be issued to the Velagio Shareholders in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

20 - AGREEMENT AND PLAN TO MERGER

     4.3 SUBSIDIARIES. Innovative Safety Technologies, Inc., an Oregon corporation, Merger Sub and CTS Acquisition Co. are wholly owned subsidiaries of Microfield. Microfield has no other subsidiaries.

     4.4 AUTHORIZATION; BINDING AGREEMENT. Microfield and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. The execution and delivery of this Agreement and the completion of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the respective boards of directors of Microfield and Merger Sub, and no other corporate proceedings on the part of Microfield or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to complete the transactions contemplated hereby (other than the requisite approval by the sole shareholder of Merger Sub of this Agreement and the Merger). This Agreement has been duly and validly executed and delivered by each of Microfield and Merger Sub and constitutes the legal, valid and binding agreement of Microfield and Merger Sub, enforceable against each of Microfield and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

     4.5 GOVERNMENTAL APPROVALS. No Consent from or with any Governmental Authority on the part of Microfield or Merger Sub is required in connection with the execution or delivery by Microfield and Merger Sub of this Agreement or the completion by Microfield and Merger Sub of the transactions contemplated hereby other than (a) the filing of the Articles of Merger with the Secretary of State of Oregon in accordance with the OBCA, and (b) those Consents that, if they were not obtained or made, would not reasonably be expected to have a Material Adverse Effect.

     4.6 NO VIOLATIONS. The execution and delivery of this Agreement, the completion of the transactions contemplated hereby and compliance by Microfield or Merger Sub with any of the provisions hereof will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation and Bylaws of Microfield or other similar documents of any Subsidiary of Microfield, or (b) require any Consent under or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of, any material note, bond, mortgage, indenture, contract, lease, license, agreement or instrument to which Microfield or any Subsidiary of Microfield is a party or by which any of them or any of their respective assets or property is subject, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay completion of the Merger, or otherwise materially and adversely affect the ability of Microfield or Merger Sub to perform their respective obligations under this Agreement.

     4.7 LITIGATION. Except as disclosed in Section 4.7 of the Disclosure Schedules, there is no Litigation pending or, to the Knowledge of Microfield, threatened against Microfield or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against Microfield or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

21 - AGREEMENT AND PLAN TO MERGER

     4.8 SEC REPORTS AND FINANCIAL STATEMENTS. Microfield has furnished Velagio and the Velagio Shareholders with complete copies of all registration statements, reports and proxy statements, including amendments thereto, filed with the SEC since December 31, 2000, and prior to the date of this Agreement (collectively, the "MICROFIELD SEC REPORTS"). Each of the Microfield SEC Reports, as of the date filed, complied in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 and the rules and regulations promulgated by the Securities and Exchange Commission thereunder.

     4.9 NO UNDISCLOSED LIABILITIES. Except as disclosed in Section 4.9 of the Disclosure Schedules and in the Microfield SEC Reports, Microfield has no liabilities (absolute, accrued, contingent or other), except liabilities (a) adequately provided for in Microfield's unaudited balance sheet (including any related notes thereto) as of June 29, 2003, (the "MICROFIELD BALANCE SHEET") (b) incurred in the ordinary course of business on or before June 29, 2003, and not required under GAAP to be reflected on the Microfield Balance Sheet, (c) incurred since June 29, 2003, in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement or (e) that would not reasonably be expected to have a Material Adverse Effect.

     4.10 TAXES AND TAX RETURNS. Except as disclosed in Section 4.10 of the Disclosure Schedules, Microfield has timely filed, or caused to be timely filed, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and correct in all material respects, and has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the financial statements contained in the Microfield SEC Reports have been established and which are being contested in good faith. There are no material claims or assessments pending against Microfield for any alleged deficiency in any Tax, and neither Microfield nor any of its officers, directors or employees has been notified of any proposed Tax claims or assessments against Microfield. Microfield has not executed any currently effective waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Microfield for any extension of time within which to file any Tax Return or within which to pay any material amounts of Taxes shown to be due on any Tax Return. There are no Liens for material amounts of Taxes on the assets of Microfield except for statutory liens for current Taxes not yet due and payable. There are no outstanding powers of attorney enabling any party to represent Microfield with respect to Tax matters.

     4.11 COMPLIANCE WITH LAWS. The business of Microfield has been operated in compliance with all Laws applicable thereto, except for any non-compliance that would not reasonably be expected to have a Material Adverse Effect.

     4.12 PERMITS. Section 4.12 of the Disclosure Schedules contains a complete and accurate list of each material Permit that is held by Microfield or that otherwise relates to the business of, or to any of the assets owned or used by, Microfield. Each Permit is valid and in full force and effect. Except as set forth in Section 4.12 of the Disclosure Schedules, (a) Microfield has all Permits required in connection with the operation of its business, (b) Microfield is not in violation of any Permit and (c) no proceedings are pending or, to the Knowledge of Microfield,

22 - AGREEMENT AND PLAN TO MERGER
threatened, to revoke or limit any Permit, except, in the case of each of clauses (a) and (b), where the absence or violation would not reasonably be expected to have a Material Adverse Effect.

     4.13 CONTRACTS. Section 4.13 of the Disclosure Schedules sets forth, as of the date hereof, a list of the Material Contracts to which Microfield is a party or by which its properties or assets are bound that are outside the ordinary course of business. Microfield is not a party to any agreements to acquire in the future the capital stock or substantially all the assets of another Person. Except as disclosed in Section 4.13 of the Disclosure Schedules, to the Knowledge of Microfield all the Material Contracts are valid and binding and are in full force and effect and enforceable against Microfield in accordance with their respective terms, subject to the Enforceability Exceptions, and Microfield is not in violation or breach of or default under any Material Contract, except where the failure to be in full force and effect or where such violation or breach would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of Microfield, no party is in default, violation or breach of any Material Contract where such violation or breach would reasonably be expected to have a Material Adverse Effect.

     4.14 EMPLOYEE BENEFIT PLANS.

          (a) Section 4.14(a) of the Disclosure Schedules lists Microfield's Employee Plans and any ERISA Affiliate or Subsidiary. Prior to the date of this Agreement, Microfield has provided or made available to Velagio copies of (i) each such written Employee Plan (or a written description of any such Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and any material communications to plan participants, (ii) the three (3) most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each such Employee Plan required to make such a filing, and (iii) the most recent favorable determination letters issued for each such Employee Plan and related trust which is intended to qualify under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

          (b) (i) None of the Employee Plans promises or provides retiree medical or other retiree welfare benefits to any Person (other than in accordance with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA and none of the Employee Plans is subject to Title IV of ERISA or Section 412 of the Code); (ii) neither Microfield nor any ERISA Affiliate has ever contributed to a "MULTI-EMPLOYER PLAN" as such term is defined in Section 3(37) of ERISA; (iii) to the Knowledge of Microfield, no "PARTY IN INTEREST" or "DISQUALIFIED PERSON" (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Employee Plan that could subject Microfield or any ERISA Affiliate, directly or indirectly, to a tax, penalty or other liability for prohibited transactions under ERISA or Section 4975 of the Code, except for any such tax, penalty or liability that would not reasonably be expected to result in a Material Adverse Effect; (iv) to the Knowledge of Microfield, no fiduciary of any Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, except where such breach would not reasonably be expected to result in a Material Adverse Effect; (v) all Employee Plans have been established and maintained substantially in accordance with their terms and have operated in compliance with the requirements prescribed by any and all statutes (including ERISA and the

23 - AGREEMENT AND PLAN TO MERGER

Code), orders, or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, the IRS or the Secretary of the Treasury), except where failure to do so would not reasonably be expected to result in a Material Adverse Effect; and Microfield and each Microfield Subsidiary have performed all obligations required to be performed by them under, are not in default under or in violation of any Employee Plan except where failure to do so would not reasonably be expected to result in a Material Adverse Effect, and have no Knowledge of any default or violation by any other party to, any of the Employee Plans; (vi) each Employee Plan which is intended to be qualified under Sections 401 and 501 of the Code is the subject of a favorable determination letter from the IRS, and to the Knowledge of Microfield nothing has occurred that may reasonably be expected to impair such determination; (vii) all contributions required to be made with respect to any Employee Plan pursuant to the terms of the Employee Plan have been made on or before their due dates, including due dates with respect to employee deferrals; and (viii) there are no complaints, charges or claims against Microfield pending or to Microfield's Knowledge threatened to be brought by or filed with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the classification of any individual by Microfield as an independent contractor or "LEASED EMPLOYEE" (within the meaning of Section 414(n) of the Code) rather than as an employee.

          (c) Section 4.14(c) of the Disclosure Schedules sets forth a true and complete list of each current or former employee, officer or director of Microfield or any of its Subsidiaries who holds (i) any option to purchase Microfield Stock as of the date hereof, together with the number of shares of Microfield Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an ISO, and the expiration date of such option; (ii) any Microfield Stock that is restricted as a result of an agreement with or equity participation plan of Microfield; and (iii) any other right, directly or indirectly, to receive Microfield Stock, except as otherwise disclosed in
Section 4.14 of the Disclosure Schedules, together with the percentage of Microfield Stock subject to such right. Section 4.14(c) of the Disclosure Schedules also sets forth the total number of any such ISO's and any such nonqualified options and other such rights.

          (d) Unless otherwise disclosed in Section 4.14(a) of the Disclosure Schedules, Section 4.14(d) of the Disclosure Schedules sets forth a true and complete list of (i) all employment agreements with officers of Microfield or any of its Subsidiaries; (ii) all agreements with consultants who are individuals obligating Microfield or any of its Subsidiaries to make annual cash payments in an amount exceeding $10,000; (iii) all agreements that individually or in the aggregate are or could be material with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Plans; (iv) all officers of Microfield or any of its Subsidiaries who have executed a non-competition agreement with Microfield or any of its Subsidiaries; (v) all severance agreements, programs and policies of Microfield or any of its Subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $25,000, excluding programs and policies required to be maintained by Law; and (vi) all plans, programs, agreements and other arrangements of Microfield that contain change in control provisions.

24 - AGREEMENT AND PLAN TO MERGER

          (e) (i) Except as set forth in Section 4.14(e) of the Disclosure Schedules, no Employee Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Microfield Stock; and (ii) the completion of the transactions contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee except as disclosed in Section 4.14(e) of the Disclosure Schedules or except where such increase or acceleration would not reasonably be expected to result in a Material Adverse Effect.

          (f) Except as set forth in Section 4.14(f) of the Disclosure Schedules, Microfield maintains no Employee Plan covering non-U.S. employees.

     4.15 INTELLECTUAL PROPERTY.

          (a) Section 4.15(a) of the Disclosure Schedules sets forth a list of
(i) all patents and patent applications owned by Microfield worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications, material common law trademarks, material trade dress and material slogans, and all trade names owned by Microfield worldwide; (iii) all copyright registrations and copyright applications owned by Microfield worldwide; and (iv) all licenses in which Microfield is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section
4.15 of the Disclosure Schedules or (B) a licensee of any other Person's patents, trade names, trademarks, service marks or copyrights except for any licenses of software programs that are commercially available "OFF THE SHELF."

          (b) Microfield owns, or is licensed or otherwise possesses legal enforceable rights to use, all Intellectual Property Rights, except for any such failures to own, be licensed or possess that would not reasonably be expected to have a Material Adverse Effect.

          (c) Microfield has made all necessary filings and recordations for the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications set forth in Section 4.15(a) of the Disclosure Schedules, except where the failure to make such filings or recordations would not reasonably be expected to have a Material Adverse Effect. There are not currently pending, and to the Knowledge of Microfield there are no valid grounds for, any bona fide claims (i) that the business of Microfield infringes on any copyright, patent, trademark, service mark or trade secret; (ii) against the use by Microfield of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Microfield as currently conducted or as proposed to be conducted; (iii) challenging the exclusive ownership, validity or effectiveness of any of Intellectual Property Rights; or (iv) challenging the license or legally enforceable right to use of any third-party patents, trademarks, service marks and copyrights by Microfield, except, in the case of each of clauses (i), (ii),
(iii) and (iv) above, for matters that, if determined adversely to Microfield, would not reasonably be expected to have a Material Adverse Effect.

25 - AGREEMENT AND PLAN TO MERGER

          (d) Except as set forth in Section 4.15 of the Disclosure Schedules, to the Knowledge of Microfield, there is no material unauthorized use, infringement or misappropriation of any of Intellectual Property Rights by any third party, including any employee or former employee of Microfield.

          (e) Except as set forth in Section 4.15 of the Disclosure Schedules, there are no valid royalty agreements, license agreements (except for any license implied by the sale or products) or similar arrangements with respect to the Intellectual Property.

     4.16 EMPLOYEE AND LABOR MATTERS.

          (a) Section 4.16(a) of the Disclosure Schedules sets forth a list of all employees of Microfield.

          (b) Except as set forth in Section 4.16 of the Disclosure Schedules,
(i) there are no controversies pending or, to the Knowledge of Microfield, threatened, between Microfield and any of its employees, which controversies would reasonably be expected to have a Material Adverse Effect; (ii) Microfield is not a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by Microfield, nor, as of the date of this Agreement, does Microfield know of any activities or proceedings of any labor union to organize any such employees; and (iii) Microfield has no Knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Microfield that would reasonably be expected to have a Material Adverse Effect.

     4.17 TITLE TO PROPERTY. Except as set forth in Section 4.17 of the Disclosure Schedules, Microfield owns the properties and assets that it purports to own free and clear of all Liens, except for Liens that arise in the ordinary course of business and do not materially impair Microfield's ownership or use of such properties or assets, Liens for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which reserves have been established in accordance with GAAP and Liens securing obligations under Microfield's credit agreements, loan agreements and equipment leases. Except as set forth in Schedule 4.17 of the Disclosure Schedules, with respect to the property and assets it leases, Microfield, and to the best of Microfield's Knowledge, each of the other parties thereto, is in material compliance with such leases, and Microfield holds a valid leasehold interest free of any Liens, except those referred to above. The rights, properties and assets presently owned, leased or licensed by Microfield include all rights, properties and assets necessary to permit Microfield to conduct its business in all material respects in the same manner as its businesses have been conducted prior to the date hereof.

     4.18 OWNED AND LEASED PREMISES. Each of the buildings, structures and premises owned or leased by Microfield is in reasonably good repair and operating condition.

     4.19 ENVIRONMENTAL MATTERS. Except as set forth in Section 4.19 of the Disclosure Schedules:

26 - AGREEMENT AND PLAN TO MERGER

          (a) Microfield is in material compliance with the Environmental Laws, which compliance includes the possession by Microfield of all material Permits and governmental authorizations required under applicable Environmental Laws, and compliance in all material respects with the terms and conditions thereof, except in each case where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Microfield has not received any written communication from a Governmental Authority that alleges that is not in such material compliance except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

          (b) There are no Environmental Claims, including claims based on "ARRANGER LIABILITY," pending or, to the Knowledge of Microfield, threatened against Microfield or to the Knowledge of Microfield, pending or threatened against any Person or entity whose liability for any Environmental Claim Microfield has to the Knowledge of Microfield retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not reasonably be expected to have a Material Adverse Effect.

          (c) To the Knowledge of Microfield, there are no past or present actions, inactions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would form the basis of any Environmental Claim against Microfield or against any Person whose liability for any Environmental Claim Microfield has retained or assumed either contractually or by operation of law, except for such Environmental Claims that would not reasonably be expected to have a Material Adverse Effect.

          (d) Microfield is in compliance in all material respects with Environmental Laws as they relate to (i) any on-site or off-site locations where to Microfield's Knowledge, Microfield has stored, disposed or arranged for the disposal of Materials of Environmental Concern for itself (but not on behalf of others) or (ii) any underground storage tanks located on property owned or leased by Microfield of which Microfield has Knowledge.

     4.20 INSURANCE. Section 4.20 of the Disclosure Schedules contains a complete and accurate list of all fire, liability, worker's compensation and other forms of insurance insuring Microfield, and its respective officers and directors, assets and operations. The insurance polices maintained by Microfield are with reputable insurance carriers and have no premium delinquencies.

     4.21 FULL DISCLOSURE. No statement contained in any certificate or schedule, including, without limitation, the Disclosure Schedules, furnished or to be furnished by Microfield to Velagio in, or pursuant to the provisions of, this Agreement contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     4.22 NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and completion of this Agreement and the transactions contemplated hereby (including any financing in connection therewith), Merger

27 - AGREEMENT AND PLAN TO MERGER

Sub has not incurred any obligations or liabilities and has not engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

     ARTICLE 5 ADDITIONAL COVENANTS OF VELAGIO

     Velagio covenants and agrees as follows:

     5.1 CONDUCT OF BUSINESS OF VELAGIO.

          (a) Unless Microfield shall otherwise consent in writing (which consent, in the case of paragraphs (iv), (v), (ix), (xi), (xii), or (xiii) below, shall not be unreasonably withheld) and except as expressly contemplated by this Agreement or in the Disclosure Schedules, during the period from the date of this Agreement to the Effective Time, (i) Velagio shall conduct its business in the ordinary course and consistent with past practice, and Velagio shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its present officers and employees and to preserve the present commercial relationships of Velagio with Persons with whom Velagio does significant business and (ii) without limiting the generality of the foregoing, Velagio will not:

               (i) Amend or propose to amend its Articles of Incorporation or Bylaws (or similar organizational documents);

               (ii) Authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any equity interests in Velagio, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any equity interests in or other securities of Velagio, including, but not limited to, any securities convertible into or exchangeable for equity interests in Velagio;

               (iii) Split, combine or reclassify any of its Stock or declare, pay or set aside any dividend or other distribution (whether in cash, equity interests or property or any combination thereof) in respect of its Stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity interests or other securities;

               (iv) Create or incur any indebtedness for borrowed money in excess of $5,000 or issue any debt securities or make any loans or advances, outside the ordinary course of business;

               (v) Sell, pledge, dispose of or encumber any assets of Velagio, outside the ordinary course of business;

               (vi) Authorize any capital expenditures or purchases of fixed assets in excess of $5,000, outside the ordinary course of business;

               (vii) Assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

28 - AGREEMENT AND PLAN TO MERGER

               (viii) Voluntarily incur any material liability or obligation (absolute, contingent or otherwise) in excess of $5,000, outside the ordinary course of business.

               (ix) Increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, employee, consultant or affiliate other than, in any such case referred to above, as may be required by Law or as required pursuant to the terms of agreements in effect on the date of this Agreement;

               (x) Alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Velagio;

               (xi) Except as may be required as a result of a change in Law, change any of the accounting principles or practices used by it;

               (xii) Make any tax election or settle or compromise any income tax liability;

               (xiii) Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or other), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the Financial Statements (or the notes thereto) of Velagio or incurred in the ordinary course of business consistent with past practice;

               (xiv) Take, or agree in writing or otherwise to take, any of the foregoing actions or any action that would make any of the representations or warranties of Velagio contained in this Agreement untrue or incorrect in any material respect at or prior to the Effective Time; or

               (xv) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof.

          (b) Velagio shall comply with all Laws applicable to it or any of its properties, assets or business and to maintain in full force and effect all Permits necessary for such business, except in any such case for any failure so to comply or maintain that would not reasonably be expected to result in a Material Adverse Effect.

     5.2 NOTIFICATION OF CERTAIN MATTERS. Velagio shall give prompt notice to Microfield if any of the following occur after the date of this Agreement: (a) receipt of any notice or other communication in writing from any party alleging that the Consent of such party is or may be required in connection with the transactions contemplated by this Agreement; (b) receipt of any

29 - AGREEMENT AND PLAN TO MERGER
notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (c) the occurrence of an event that would be reasonably likely (i) to have a Material Adverse Effect or (ii) to cause any condition set forth in Section 8.1 or 8.2 to be unsatisfied; or (d) the commencement or threat of any Litigation involving or affecting Velagio or CTS, or any of their respective properties or assets, or, to Velagio's Knowledge, any employee, agent, director, officer or shareholder, in his or her capacity as such, of Velagio which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the completion of the Merger.

     5.3 ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, and without intending by this Section 5.3 to limit any of the other obligations of the parties under this Agreement, Velagio will give, and shall direct its accountants and legal counsel to give, Microfield and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at reasonable times and without undue disruption to or interference with the normal conduct of the business and affairs of Velagio, access as reasonably required in connection with the transactions provided for in this Agreement to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Velagio and will furnish Microfield with such financial and operating data and other information with respect to the business and properties of Velagio as Microfield may from time to time reasonably request in connection with such transactions.

     5.4 SHAREHOLDER APPROVAL. As soon as practicable, Velagio will take all steps necessary to duly call, give notice of, convene and hold the Special Meeting for the purpose of voting upon the Merger, this Agreement and the transactions contemplated hereby, or provide unanimous written consent of the Shareholders approving this Agreement and the transactions contemplated hereby.

     5.5 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, Velagio agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to complete and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to, obtaining all Consents from Governmental Authorities and other parties required for the completion of the Merger and the transactions contemplated thereby, including without limitation all Consents required under any Material Contract. Upon the terms and subject to the conditions hereof, Velagio agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

     5.6 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Velagio shall not, and shall use reasonable best efforts to cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated hereby without the consent of Microfield, except where such release or announcement is required by applicable Law, in which case Velagio, prior to making such announcement, will consult with Microfield regarding the same.

30 - AGREEMENT AND PLAN TO MERGER

     5.7 COMPLIANCE. In completing the transactions contemplated hereby, Velagio shall comply with all applicable Laws.

     5.8 VELAGIO SHAREHOLDER APPROVAL. Velagio and the Velagio Shareholders covenant and agree to vote in favor of or consent to this Merger Agreement and the transaction contemplated herein.

     ARTICLE 6  ADDITIONAL COVENANTS OF MICROFIELD AND MERGER SUB

     Microfield and Merger Sub covenant and agree as follows:

     6.1 CONDUCT OF BUSINESS OF MICROFIELD.

          (a) Unless Microfield shall otherwise consent in writing (which consent, in the case of paragraphs (ii), (iii), (iv), (v), (ix), (x), (xii), or
(xiii) below, shall not be unreasonably withheld) and except as expressly contemplated by this Agreement or in the Disclosure Schedules, during the period from the date of this Agreement to the Effective Time, (i) Microfield shall conduct its business in the ordinary course and consistent with past practice, and Microfield shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of its present officers and employees and to preserve the present commercial relationships of Microfield with Persons with whom Microfield does significant business and (ii) without limiting the generality of the foregoing, Microfield will not:

               (i) Amend or propose to amend its Articles of Incorporation or Bylaws (or similar organizational documents);

               (ii) Authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any equity interests in Microfield, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any equity interests in or other securities of Microfield, including, but not limited to, any securities convertible into or exchangeable for equity interests in Microfield;

               (iii) Split, combine or reclassify any of its Stock or declare, pay or set aside any dividend or other distribution (whether in cash, equity interests or property or any combination thereof) in respect of its Stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its equity interests or other securities;

               (iv) Create or incur any indebtedness for borrowed money in excess of $5,000 or issue any debt securities or make any loans or advances, outside the ordinary course of business;

               (v) Sell, pledge, dispose of or encumber any assets of Microfield, outside the ordinary course of business;

               (vi) Authorize any capital expenditures or purchases of fixed assets in excess of $5,000, outside the ordinary course of business;

31 - AGREEMENT AND PLAN OF MERGER

               (vii) Assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

               (viii) Voluntarily incur any material liability or obligation (absolute, contingent or otherwise) in excess of $5,000, outside the ordinary course of business;

               (ix) Increase in any manner the compensation of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, employee, consultant or affiliate other than, in any such case referred to above, as may be required by Law or as required pursuant to the terms of agreements in effect on the date of this Agreement;

               (x) Alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Microfield;

               (xi) Except as may be required as a result of a change in Law, change any of the accounting principles or practices used by it;

               (xii) Make any tax election or settle or compromise any income tax liability;

               (xiii) Pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or other), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in, or contemplated by, the Financial Statements (or the notes thereto) of Microfield or incurred in the ordinary course of business consistent with past practice;

               (xiv) Take, or agree in writing or otherwise to take, any of the foregoing actions or any action that would make any of the representations or warranties of Microfield contained in this Agreement untrue or incorrect in any material respect at or prior to the Effective Time; or

               (xv) Acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, other than the transaction contemplated in the CTS Merger Agreement.

          (b) Microfield shall comply with all Laws applicable to it or any of its properties, assets or business and to maintain in full force and effect all Permits necessary for such business, except in any such case for any failure so to comply or maintain that would not reasonably be expected to result in a Material Adverse Effect.

32 - AGREEMENT AND PLAN OF MERGER

     6.2 NOTIFICATION OF CERTAIN MATTERS. Microfield shall give prompt notice to Velagio if any of the following occur after the date of this Agreement: (a) receipt of any notice or other communication in writing from any party alleging that the Consent of such party is or may be required in connection with the transactions contemplated by this Agreement; (b) receipt of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (c) the occurrence of an event that would be reasonably likely (i) to have a Material Adverse Effect or (ii) to cause any condition set forth in Section 8.1 or 8.3 to be unsatisfied; or (d) the commencement or threat of any Litigation involving or affecting Microfield, or any of its respective properties or assets, or, to Microfield's Knowledge, any employee, agent, director, or officer, in his or her capacity as such, of Microfield which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the completion of the Merger.

     6.3 ACCESS AND INFORMATION. Between the date of this Agreement and the Effective Time, and without intending by this Section 6.3 to limit any of the other obligations of the parties under this Agreement, Microfield will give, and shall direct its accountants and legal counsel to give, Velagio and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at reasonable times and without undue disruption to or interference with the normal conduct of the business and affairs of Microfield, access as reasonably required in connection with the transactions provided for in this Agreement to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to Microfield and will furnish Velagio with such financial and operating data and other information with respect to the business and properties of Microfield as Velagio may from time to time reasonably request in connection with such transactions.

     6.4 REASONABLE BEST EFFORTS. Subject to the terms and conditions herein provided, Microfield and Merger Sub agree to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to complete and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to, obtaining all Consents from Governmental Authorities and other third parties required for the completion of the Merger and the transactions contemplated by this Agreement, including without limitation all Consents required under any of Microfield's Material Contracts. Upon the terms and subject to the conditions hereof, Microfield and Merger Sub agree to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

     6.5 PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Microfield and Merger Sub shall not, and shall use reasonable best efforts to cause their affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the Merger or the transactions contemplated by this Agreement without the consent of the Surviving Corporation (such consent not to be unreasonably withheld or delayed), except where such release or announcement is required by applicable Law, in which case Microfield, prior to making such announcement, will consult with Velagio regarding the same.

33 - AGREEMENT AND PLAN OF MERGER

     6.6 COMPLIANCE. In completing the transactions contemplated by this Agreement, Microfield and Merger Sub shall comply in, and cause their Subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

     ARTICLE 7  SURVIVAL; INDEMNIFICATION

     7.1 SURVIVAL. All representations, warranties, covenants and agreements made in this Agreement or in any exhibit, including but not limited to the representations and warranties contained in the CTS Merger Agreement, schedule, certificate or agreement delivered in accordance with this Agreement (collectively, the "RELATED DOCUMENTS"), shall survive any investigation by or on behalf of any party, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and any termination or expiration of this Agreement.

     7.2 INDEMNIFICATION BY THE VELAGIO SHAREHOLDERS. Notwithstanding any investigation by Microfield, from and after the Closing, the Velagio Shareholders shall indemnify, hold harmless and, to the extent provided in
Section 7.5(a), defend Microfield, its subsidiaries, shareholders, affiliates, officers, directors, employees, agents, successors and assigns (collectively, "MICROFIELD'S INDEMNIFIED PERSONS") from and against, and reimburse each of Microfield's Indemnified Persons with respect to, any and all losses, damages, liabilities, costs, and expenses, including interest from the Closing Date to the time of payment, penalties and reasonable attorney fees (collectively, "DAMAGES") incurred by any of Microfield's Indemnified Persons by reason of or arising out of or in connection with (a) any breach or inaccuracy of any representation or warranty of Velagio or the Velagio Shareholders made in this Agreement or any Related Document or (b) any failure by Velagio or the Velagio Shareholders to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document. This indemnification extends to any Damages suffered by any of Microfield's Indemnified Persons, whether or not a claim is made against any of Microfield's Indemnified Persons by any third party.

     7.3 INDEMNIFICATION BY MICROFIELD. Notwithstanding any investigation by Velagio or the Velagio Shareholders, from and after the Closing, Microfield shall indemnify, hold harmless and, to the extent provided in Section 7.5(a), defend the Velagio Shareholders (collectively, "VELAGIO'S INDEMNIFIED PERSONS") from and against, and reimburse each of Velagio's Indemnified Persons with respect to, any and all Damages incurred by any of Velagio's Indemnified Persons by reason of or arising out of or in connection with: (a) any breach or inaccuracy of any representation or warranty of Microfield or Merger Sub made in this Agreement or any Related Document; (b) any failure by Microfield or Merger Sub to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document; or (c) any liability or obligation of Velagio to any third party expressly assumed by Microfield in accordance with the terms of this Agreement. This indemnification extends to any Damages suffered by any of Velagio's Indemnified Persons, whether or not a claim is made against any of Velagio's Indemnified Persons by any third party.

34 - AGREEMENT AND PLAN OF MERGER

     7.4 LIMITS ON INDEMNIFICATION. Notwithstanding the foregoing, the liability of the Velagio Shareholders and Microfield under Sections 7.2 and 7.3 above shall be subject to the following limitations:

          (a) VELAGIO SHAREHOLDERS LIABILITY. The liability of the Velagio Shareholders pursuant to Section 7.2 is limited as follows:

               (i) No claim for indemnity will be effective if not made within one (1) year after the Closing Date, other than claims based upon the assertion that the Velagio Shareholders had actual knowledge that a representation or warranty made by the Velagio Shareholders was materially false when made or was made with the intent to deceive, which claims may be made at any time up to the applicable statute of limitations;

               (ii) The maximum aggregate amount of the liability of the Velagio Shareholders is 250,000 shares of Microfield Common Stock. The 250,000 shares of Microfield Common Stock will be held in escrow as provided in Section 2.7 and the Indemnification Escrow Agreement; and

               (iii) The Velagio Shareholders shall not have any indemnification obligation with respect to the first $500,000 of Damages incurred by Microfield's Indemnified Persons, as a group and in the aggregate, with similar Damages incurred by Microfield's Indemnified Persons pursuant to the CTS Merger Agreement, unless Damages of Microfield's Indemnified Persons, as a group and in the aggregate, with Damages arising pursuant to the CTS Merger Agreement equal or exceed such amount, in which case the Velagio Shareholders' obligations under
Section 7.2 shall include only the amount of such Damages in excess of $500,000.

          (b) MICROFIELD'S LIABILITY. Microfield's obligations pursuant to
Section 7.3 are limited as follows:

               (i) No claim for indemnity will be effective if not made within one (1) year after the Closing Date, other than claims based upon the assertion that Microfield had actual knowledge that a representation or warranty made by Microfield was materially false when made or was made with the intent to deceive, which claims may be made at any time up to the applicable statute of limitations;

               (ii) The maximum aggregate amount of Microfield's liability pursuant to this Agreement and the CTS Merger Agreement is 250,000 shares of Microfield Common Stock. In the event that the aggregate claims of by CTS Indemnified Persons and Velagio's Indemnified Persons exceed the threshold amount set forth in Section 7.4(b)(iii), below and exceed the 250,000 shares of Microfield Common Stock the 250,000 shares shall be divided pro rata based on the CTS Indemnified Persons and Velagio's Indemnified Persons' aggregate claims; and

               (iii) Microfield shall not have any indemnification obligation with respect to the first $500,000 of Damages incurred by Velagio's Indemnified Persons and CTS

35 - AGREEMENT AND PLAN OF MERGER

Indemnified Persons (as defined in the CTS Merger Agreement) as a group and in the aggregate, unless Damages incurred by Velagio's Indemnified Persons and CTS Indemnified Persons, as a group and in the aggregate, equal or exceed such amount, in which case Microfield's obligations under Section 7.3 shall include only the amount of Damages in excess of $500,000.

     7.5  INDEMNIFICATION PROCEDURE.

          (a) THIRD PARTY CLAIMS.

               (i) Each indemnified party will, with reasonable promptness after obtaining knowledge thereof, provide the indemnifying party with written notice of all third party actions, suits, proceedings, claims, demands or assessments that may be subject to the indemnification provisions of this Article 7 (collectively, "THIRD PARTY CLAIMS"), including, in reasonable detail, the basis for the claim, the nature of Damages and a good faith estimate of the amount of Damages.

               (ii) The indemnifying party or, in the case where the Velagio Shareholders are the indemnifying party, the Representative, shall have 15 days after receipt of the claim notice to notify the indemnified party in writing whether the indemnifying party agrees that the claim is subject to this Article 7 and, if so, whether the indemnifying party elects to undertake, conduct and control, through counsel of its choosing (subject to the consent of the indemnified party, such consent not to be withheld unreasonably), and at its sole risk and expense, the good faith settlement or defense of the Third Party Claim.

               (iii) If within 15 days after receipt of the claim notice the indemnifying party or, in the case where the Velagio Shareholders are the indemnifying party, the Representative, notifies the indemnified party that the indemnifying party elects to undertake the good faith settlement or defense of the Third Party Claim, the indemnified party shall reasonably cooperate with the indemnifying party in connection therewith including, without limitation, by making available to the indemnifying party all relevant information material to the defense of the Third Party Claim. The indemnified party shall be entitled to participate in the settlement or defense of the Third Party Claim through counsel chosen by the indemnified party, at its expense, and to approve any proposed settlement that would impose any obligation or duty on the indemnified party, which approval may, in the sole discretion of the indemnified party, be withheld. So long as the indemnifying party is contesting the Third Party Claim in good faith and with reasonable diligence, the indemnified party shall not pay or settle the Third Party Claim. Notwithstanding the foregoing, the indemnified party shall have the right to pay or settle any Third Party Claim at any time, provided that in such event it waives any right to indemnification therefor by the indemnifying party.

               (iv) If the indemnifying party or, in the case where the Velagio Shareholders are the indemnifying party, the Representative, does not provide notice that it elects to undertake the good faith settlement or defense of the Third Party Claim, or if the indemnifying party or, in the case where the Velagio Shareholders are the indemnifying party, the Representative, fails to contest the Third Party Claim or undertake or approve settlement, in good faith and with reasonable diligence, the indemnified party shall thereafter have the right to contest, settle or compromise the Third Party Claim at its exclusive discretion, at the risk and

36 - AGREEMENT AND PLAN OF MERGER
expense of the indemnifying party and the indemnifying party will thereby waive any claim, defense or argument that the indemnified party's defense or settlement of such Third Party Claim is in any respect inadequate or unreasonable.

               (v) A party's failure to give timely notice will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

          (b)  NON-THIRD PARTY CLAIMS.

               (i) Each indemnified party will, with reasonable promptness, deliver to the indemnifying party written notice of all claims for indemnification under this Article 7, in the form set forth in the Indemnification Escrow Agreement.

               (ii) The indemnifying party or, in the case where the Velagio Shareholders are the indemnifying party, the Representative, shall have thirty
(30) days after receipt of the claim notice to notify the indemnified party in writing whether the indemnifying party accepts liability for all or any part of the Damages described in the claim notice. If the indemnifying party or, in the case where the Velagio Shareholders are the indemnifying party, the Representative, does not so notify the indemnified party the indemnifying party shall be deemed to accept liability for all the Damages described in the claim notice.

               (iii) A party's failure to give timely notice will not constitute a defense (in part or in whole) to any claim for indemnification by such party, except if, and only to the extent that, such failure results in any material prejudice to the indemnifying party.

      7.6 PAYMENT WITH MICROFIELD COMMON STOCK. Any Damages payable hereunder shall be by delivery of the equivalent value of Microfield Common Stock using the Microfield Stock Value calculated as of the last trading day prior to the delivery of the certificates. In the case of payment by the Velagio Shareholders, such payment will be accomplished by delivery by the Escrow Agent of certificates representing shares of Microfield Common Stock together with duly executed stock powers to Mellon Investor Services, LLC, the transfer agent for Microfield Common Stock, or its successor, with instructions to transfer and deliver to Microfield a stock certificate evidencing the requisite number of shares to be transferred to Microfield or instructing that the shares be cancelled, as the case may be, with certificates representing the balance to be returned to Escrow Agent. In the case of payment by Microfield, such payment will be accomplished by the issuance and delivery of certificates representing the requisite number of shares of Microfield Common Stock to each Velagio Shareholder.

      ARTICLE 8 CONDITIONS PRECEDENT

      8.1 MERGER CONDITIONS. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

37 - AGREEMENT AND PLAN OF MERGER

          (a) CTS MERGER. All of the conditions precedent to the CTS Merger of all parties shall have been satisfied or waived in writing by the appropriate party or parties, such that the CTS Merger shall close and become effective simultaneously with the Effective Time.

          (b) VELAGIO SHAREHOLDERS APPROVAL. The Merger, this Agreement and the transactions contemplated by this Agreement shall have been approved at or prior to the Effective Time by the required vote or unanimous written consent of the Velagio Shareholders in accordance with the OBCA and the Articles and Bylaws of Velagio.

          (c) NO INJUNCTION OR ACTION. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority that prohibits or prevents the completion of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Velagio and Microfield shall use all reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

          (d) EXHIBITS AND SCHEDULES. The parties to this Agreement, in their sole discretion, shall have approved and attached the Exhibits and Schedules called for in this Agreement at the Closing.

          (e) CONVERSION BY TSI. TSI has converted all of the shares of Velagio's Series A Preferred Stock held by TSI into shares of Velagio Stock on or before the Closing of the Merger.

     8.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MICROFIELD AND MERGER SUB. The obligations of Microfield and Merger Sub to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

          (a) COMPLIANCE WITH AGREEMENT. Velagio shall have performed and complied: (i) in all respects with all of its obligations under Section 5.1; and
(ii) in all respects with all of its other obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date, except where the failure to perform or comply, individually or in the aggregate, would not or would not be reasonably likely to result in a Material Adverse Effect.

          (b) REPRESENTATIONS AND WARRANTIES OF VELAGIO. The representations and warranties made by Velagio in this Agreement shall be true and correct in all respects when made and as of the Closing Date with the same force and effect as though made on the Closing Date, except where the effect of any breaches of the representations and warranties of Velagio made in this Agreement, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

          (c) NO MATERIAL ADVERSE EFFECT. During the period from the date of this Agreement to the Closing Date there shall not have occurred, and be continuing on the Closing Date, any Material Adverse Effect.

38 - AGREEMENT AND PLAN OF MERGER

          (d) CLOSING CERTIFICATES. Velagio shall have delivered to Microfield
(a) a certificate signed on behalf of Velagio by the Chief Executive Officer of Velagio, dated on the Closing Date, to the effect that, to the best of such person's Knowledge, the conditions set forth in Sections 8.2(a), (b) and (c) have been satisfied; and (b) a secretary's certificate as to such Velagio corporate matters in connection with the Merger as Microfield may reasonably request.

     8.3 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF VELAGIO. The obligations of Velagio to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

          (a) COMPLIANCE WITH AGREEMENT. Microfield and Merger Sub shall have performed and complied in all respects with all of their obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, except where the failure to perform or comply, individually or in the aggregate, would not or would not be reasonably likely to result in a Microfield Material Adverse Effect.

          (b) REPRESENTATIONS AND WARRANTIES OF MICROFIELD AND MERGER SUB. The representations and warranties made by Microfield and Merger Sub in this Agreement shall be true and correct in all respects when made and as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except where the effect of any breaches of the representations and warranties of Microfield and Merger Sub made in this Agreement, individually or in the aggregate, would not or would not be reasonably likely to result in a Material Adverse Effect.

          (c) CLOSING CERTIFICATE. Microfield shall have delivered to Velagio
(i) a certificate signed on behalf of Microfield by the Chief Executive Officer of Microfield, dated the Closing Date, to the effect that, to the best of such officers' knowledge, the conditions set forth in Sections 8.3(a) and (b) of this Agreement have been satisfied; and (ii) secretary's certificates of Microfield and Merger Sub as to such corporate matters in connection with the Merger as Velagio may reasonably request.

          (d) APPOINTMENT OF CHIEF EXECUTIVE OFFICER AND PRESIDENT. The board of directors of Microfield shall have appointed Underwood Chief Executive Officer and President of Microfield, effective immediately after the Effective Time.

          (e) APPOINTMENT OF CHIEF OPERATING OFFICER. The board of directors of Microfield shall have appointed Steven M. Wright Chief Operating Officer of Microfield immediately after the Effective Time.

          (f) BOARD OF DIRECTORS. Underwood and Robert J. Jesenik shall have been duly elected to Microfield's board of directors, effective immediately after the Effective Time.

          (g) UNDERWOOD EMPLOYMENT AGREEMENT. Underwood shall have executed and delivered an employment agreement with Microfield in the form attached as Exhibit C.

39 - AGREEMENT AND PLAN OF MERGER

          (h) WRIGHT EMPLOYMENT AGREEMENT. Steven M. Wright shall have executed and delivered an employment agreement with Microfield in the form attached as Exhibit D.

     ARTICLE 9 TERMINATION AND ABANDONMENT

     9.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Velagio Shareholders described herein:

          (a) By mutual written consent of Microfield and Velagio;

          (b) By either Microfield or Velagio if (i) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the completion of the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable, or (ii) the Velagio Shareholders do not approve the Merger;

          (c) By Microfield if:

               (i) Velagio shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 5 days after the giving of written notice thereof to Velagio;

               (ii) Any representation or warranty of Velagio shall not have been true and correct when made (without for this purpose giving effect to qualifications of materiality contained in such representation and warranty), if such failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

               (iii) Any representation or warranty of Velagio shall cease to be true and correct at any later date (without for this purpose giving effect to qualifications of materiality contained in such representation and warranty) as if made on such date (other than representations and warranties made as of a specified date) other than as a result of a breach or failure to perform by Microfield of any of its covenants or agreements under this Agreement if such failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; provided, however, that such representation or warranty is incapable of being cured or has not been cured within 5 days after the giving of written notice thereof to Velagio;

               (iv) Since the date of the issuance of the Velagio Financial Statements, Velagio shall have suffered a Material Adverse Change, or any representation or warranty contained in the CTS Merger Agreement shall cease to be true and correct at any later date, as if made on such date.

          (d) By Velagio if:

40 - AGREEMENT AND PLAN OF MERGER

               (i) Microfield or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform is incapable of being cured or has not been cured within 5 days after the giving of written notice thereof to Microfield;

               (ii) Any representation or warranty of Microfield or Merger Sub shall not have been true and correct when made (without for this purpose giving effect to qualifications of materiality contained in such representation and warranty), if such failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

               (iii) Any representation or warranty of Microfield or Merger Sub shall cease to be true and correct at any later date (without for this purpose giving effect to qualifications of materiality contained in such representation and warranty) as if made on such date (other than representations and warranties made as of a specified date) other than as a result of a breach or failure to perform by Velagio of any of its covenants or agreements under this Agreement if such failure to be true and correct, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; provided, however, that such representation or warranty is incapable of being cured or has not been cured within 5 days after the giving of written notice thereof to Microfield or Merger Sub;

               (iv) Since June 29, 2003, Microfield shall have suffered a Material Adverse Change.

          (e) By either Microfield or Velagio if the Merger is not completed on or before October 1, 2003, provided that the right to terminate this Agreement pursuant to this Section 9.1(e) shall not be available to any party where failure to perform any of its obligations under this Agreement results in the failure of the Merger to be completed by such time.

     The party desiring to terminate this Agreement pursuant to the preceding paragraphs shall give written notice of such termination to the other party in accordance with Section 10.5 hereof.

     9.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, this Agreement (other than Sections 9.2, 10.1, 10.3, 10.5, 10.6, 10.7, 10.8,
10.10, 10.11, 10.12, 10.14 and 10.15) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, members, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any willful breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall use all reasonable best efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

41 - AGREEMENT AND PLAN OF MERGER

     ARTICLE 10  MISCELLANEOUS

     10.1 CONFIDENTIALITY.

          (a) Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law, (iii) necessary to secure any required Consents as to which the other party has been advised or (iv) consented to in writing by Microfield and Velagio, all information (whether oral or written) and documents furnished in connection herewith together with analyses, compilations, studies or other documents prepared by such party which contain or otherwise reflect such information shall be kept strictly confidential by Microfield, Velagio, Merger Sub and their respective officers, directors, employees, agents, and the Velagio Shareholders. Prior to any disclosure permitted pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with obligations imposed by applicable Law.

          (b) In the event the transactions contemplated by this Agreement are not completed, each party shall return to the other any documents furnished by the other and all copies thereof that any of them may have made and will hold in confidence any information obtained from the other party except to the extent
(i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure (and provided that, except with respect to information referred to in the following clause (iii), such party shall have advised the other party of such knowledge upon or promptly after its receipt of such information) or was thereafter developed or obtained by such party independent of such disclosure, or (iii) such information is or becomes generally available to the public other than by breach of this Section 10.1 (or, to such party's Knowledge, breach of a confidentiality agreement with the other party). Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

     10.2 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement among Velagio, Microfield and Merger Sub.

     10.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of Velagio on the one hand, or Microfield and Merger Sub on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Microfield on the one hand, or Velagio on the other hand, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 10.3.

42 - AGREEMENT AND PLAN OF MERGER

     10.4 SURVIVAL. The respective representations, warranties, covenants and agreements of Velagio and Microfield contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those contained in Article 7 and Sections 2.8, 2.9, 2.10, 10.4 and 10.8, which shall survive beyond the Effective Time.

     10.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) IF TO VELAGIO, TO:

                      Velagio, Inc.
                      Suite 400
                      1631 NW Thurman Street
                      Portland, OR 97209
                      Attn: Kurt A. Underwood
                      Tel: (503) 467-7777

          WITH A COPY TO:

                      White & Lee, LLP
                      Suite 2440
                      805 SW Broadway,
                      Portland, OR 97205
                      Attn: Jon R. Summers
                      Tel: (503) 419-3000

          (b) IF TO MICROFIELD OR MERGER SUB, TO:

                       Microfield Group, Inc.
                       Suite 310
                       1631 NW Thurman
                       Portland, OR 97209
                       Attn: Steven M. Wright
                       Tel: (503) 419-3581

43 - AGREEMENT AND PLAN OF MERGER

           WITH A COPY TO:

                       Dunn Carney Allen Higgins & Tongue LLP
                       Suite 1500
                       851 SW 6th Avenue
                       Portland, OR 97204
                       Attn: Jonathan A. Bennett
                       Tel: (503) 224-6440

     10.6 BINDING EFFECT; ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of Velagio, in the case of a proposed assignment by Microfield or Merger Sub, or by Microfield, in the case of a proposed assignment by Velagio.

     10.7 FEES AND EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

     10.8 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the laws of, the state of Oregon. Each party consents to jurisdiction and venue in Multnomah County, Oregon.

     10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.10 INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     10.11 ENTIRE AGREEMENT. This Agreement and the documents or instruments referred to herein including, but not limited to, the attached Exhibits and Disclosure Schedules, which Exhibits and Disclosure Schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

     10.12 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall

44 - AGREEMENT AND PLAN OF MERGER
not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

     10.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

     10.14 THIRD PARTIES. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or thereto or a successor or permitted assign of such a party.

     10.15 DISCLOSURE SCHEDULES. Each Microfield and Velagio acknowledges that the Disclosure Schedules (a) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (b) are qualified in their entirety by reference to specific provisions of this Agreement, and (c) are not intended to constitute and shall not be construed as indicating that any such matter is required to be disclosed, nor should such disclosure be construed as an admission that such information is material with respect to Velagio or Microfield, as the case may be, except to the extent required by this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

45 - AGREEMENT AND PLAN OF MERGER

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                             MICROFIELD GROUP, INC.
                                             an Oregon corporation


                                             By:
                                                --------------------------------
                                                Steven M. Wright, President


VELAGIO, INC.                                VSI ACQUISITION CO.
an Oregon corporation                        an Oregon corporation


By:                                          By:
   --------------------------------             --------------------------------
   Kurt A. Underwood,                           Steven M. Wright, President
   Chief Executive Officer

     The undersigned Velagio Shareholders agree to be bound by the applicable terms and conditions of this Agreement.

TSI TELECOMMUNICATION
SERVICES, INC.
a Delaware corporation


By:
   ------------------------------------
Name:
     ----------------------------------
Its:
    -----------------------------------



---------------------------------------
KURT A. UNDERWOOD, individually

46 - AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                        INDEMNIFICATION ESCROW AGREEMENT











                                 [See attached]

1 - EXHIBIT A

                                    EXHIBIT B

                          REGISTRATION RIGHTS AGREEMENT










                                 [See attached]

1 - EXHIBIT B

                                    EXHIBIT C

                         UNDERWOOD EMPLOYMENT AGREEMENT







                                 [See attached]

1 - EXHIBIT C

                                    EXHIBIT D

                           WRIGHT EMPLOYMENT AGREEMENT






                                 [See attached]

1 - EXHIBIT D